UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 14, 2022, AudioEye, Inc. (the “Company”) issued a press release announcing certain preliminary estimated unaudited financial results for the fourth quarter ended December 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1.

The preliminary estimated results are subject to completion of the Company’s customary year-end closing, review and audit procedures and are not a comprehensive statement of its financial results for the three months ended December 31, 2021. The Company cautions that its final results for the fiscal year ended December 31, 2021 that it will file with the SEC could include financial results for the three months ended December 31, 2021 that vary significantly from these preliminary estimates as a result of the completion of its customary year-end closing, review and audit procedures and other developments arising between now and the time that the Company’s financial results for the fiscal year ended December 31, 2021 are finalized. These preliminary estimates should not be viewed as a substitute for complete financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates. The preliminary estimates of results have been prepared by, and are the responsibility of, the Company’s management. MaloneBailey LLP (“MaloneBailey”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, MaloneBailey does not express an opinion or any other form of assurance with respect thereto.

The information set forth in this Item 2.02 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2022, David Moradi, the Interim Chief Executive Officer and Chief Strategy Officer of the Company, was appointed the Company’s Chief Executive Officer.

Mr. Moradi, age 46, has served as Interim Chief Executive Officer and Chief Strategy Officer since August 2020 and as a director since November 2019. Mr. Moradi is an entrepreneur, an investor, and advisor to numerous technology companies. In September 2018, Mr. Moradi founded and became Chief Executive Officer of Sero Capital LLC, a private investment firm that focuses on growth opportunities in the technology sector. Sero Capital LLC is a principal stockholder of the Company. Mr. Moradi also co-founded and is Executive Chairman of First Contact Entertainment Inc., a virtual reality game development studio. He founded and was Chief Executive Officer of Anthion Management, a technology-focused investment fund investing in early stage technology companies, public equities, corporate debt and real estate until 2013, when Anthion Management was converted to a family office. Prior to founding Anthion Management, Mr. Moradi was a portfolio manager at Pequot Capital Management and, prior to that, an analyst and portfolio manager for Soros Fund Management. Mr. Moradi started his career as a special situations analyst at Imperial Capital LLC. Mr. Moradi is also the founder and Chairman of the David Moradi Foundation, a charitable foundation that supports education and veterans. He graduated with a B.A. in psychology from the University of California, Los Angeles.

There are no arrangements or understandings between Mr. Moradi and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Moradi and any director or executive officer of the Company. Mr. Moradi is not and has not been a party to any transaction required to be disclosed herein pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 14, 2022, the Company issued press releases announcing the matters described in Item 2.02 and Item 5.02, above. Copies of the Company’s press releases are furnished herewith as Exhibits 99.1 and 99.2.

The information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit
Number	Description

99.1	Press release announcing preliminary outlook for fourth quarter results, issued January 14, 2022

99.2	Press release announcing David Moradi’s appointment as CEO, issued January 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2022	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary